    As filed with the Securities and Exchange Commission on October 19, 1999
                                                      Registration No. 333-70823
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------


                          CRAFTMADE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                                          75-2057054
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                              650 SOUTH ROYAL LANE
                            COPPELL, TEXAS 75019-1037
                                 (972) 393-3800
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)
                      ------------------------------------

                              KENNETH M. CANCIENNE
                             CHIEF FINANCIAL OFFICER
                          CRAFTMADE INTERNATIONAL, INC.
                              650 SOUTH ROYAL LANE
                            COPPELL, TEXAS 75019-1037
                                 (972) 393-3800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------

                                   COPIES TO:
                                BRIAN D. BARNARD
                              HAYNES AND BOONE, LLP
                           201 MAIN STREET, SUITE 2200
                             FORT WORTH, TEXAS 76102
                                 (817) 347-6600
                               FAX: (817) 347-6650
                      ------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                          DEREGISTRATION OF SECURITIES

     The selling stockholder of Craftmade International, Inc., a Delaware corporation (the "Craftmade"), has completed his public offering of 55,000 shares of Craftmade's common stock, par value $0.01 per share. In connection with this offering, the selling stockholder sold an aggregate of 50,000 shares of common stock. This Post-Effective Amendment No. 1 is filed to deregister the 5,000 shares of common stock that were not sold, as described above.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on the 19th day of October, 1999.

                                       CRAFTMADE INTERNATIONAL, INC.


                                       By: /s/ James R. Ridings
                                          --------------------------------------
                                                  James R. Ridings
                                           Chairman of the Board, President
                                              and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 was signed by the following persons in the capacities stated below on the 19th day of October, 1999:


                   SIGNATURE                                        TITLE
                   ---------                                        -----
 /s/ James R. Ridings                                    Chairman of the Board, President
----------------------------------------------         Chief Executive Officer and Director
                James R. Ridings                          (Principal Executive Officer)

                       *                               Chief Financial Officer and Director
----------------------------------------------              (Principal Financial and
              Kenneth M. Cancienne                             Accounting Officer)

                       *                                            Director
----------------------------------------------
              Clifford Crimmings

                       *                                            Director
----------------------------------------------
               Jerry E. Kimmel

                       *                                            Director
----------------------------------------------
               A. Paul Knuckley

                       *                                            Director
----------------------------------------------
              Neall W. Humphrey

                       *                                            Director
----------------------------------------------
                 John DeBlois

                       *                                            Director
----------------------------------------------
              Lary C. Snodgrass

                                                *By: /s/ James R. Ridings
                                                    ----------------------------------------------
                                                     James R. Ridings, pursuant to powers of
                                                     attorney previously filed with the Securities
                                                     and Exchange Commission